UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California
(Address of principal executive offices)

91711
(Zip code)

(626) 715-5855
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2015, we entered into a strategic cooperation agreement (the “Agreement”) with the Institute of Agricultural Resources and Regional Planning, Chinese Academy of Agricultural Sciences (IARRP; CAAS) located in Beijing, the Peoples Republic of China (the “Institute of Agricultural Resources and Regional Planning”), and the Institute of Agricultural Economics and Development (IAED; CAAS) located in Beijing, the Peoples Republic of China (the “Institute of Agricultural Economics and Development”), for the purpose of establishing a strategic cooperative partnership with the Institute of Agricultural Resources and Regional Planning and the Institute of Agricultural Economics and Development to build an Internet-based, safe agricultural produce international cooperation platform. The platform will help the Company to further develop the National Standards for not only bio-tech products, but also safe agricultural produce and a safe system for agriculture industry chain in China. In accordance with the terms of the Agreement, we will provide to an innovation team of the Institute of Resources and Planning 1,000,000 Yuan (approximately US $160,000) per year for platform R&D expenses. The term of the Agreement is for three years beginning November 20, 2015.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Strategic Cooperation Agreement dated November 5, 2015 between the Registrant, Institute of Agricultural Resources and Regional Planning, Chinese Academy of Agricultural Sciences (IARRP; CAAS) and Institute of Agricultural Economics and Development (IAED; CAAS).

99.1	Press Release dated November 10, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

By:	/s/Jimmy Ju Zhou
Jimmy Ji Zhou
Chief Executive Officer

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